As filed with the Securities and Exchange Commission on November 5, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

Under
The Securities Act of 1933

eLOYALTY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of	36-4304577
Incorporation or Organization)	(I.R.S. Employer Identification No.)
150 Field Drive
Suite 250
Lake Forest, Illinois	60045
(Address of Principal Executive Offices)	(Zip Code)

eLoyalty Corporation 1999 Stock Incentive Plan
(Full Title of the Plan)

Kelly D. Conway
President and Chief Executive Officer
eLoyalty Corporation
150 Field Drive
Suite 250
Lake Forest, Illinois 60045
(Name and Address of Agent for Service)

(847) 582-7000
(Telephone Number, Including Area Code, of Agent for Service)

Copies To:

M. Finley Maxson Winston & Strawn 35 West Wacker Drive Chicago, Illinois 60601 (312) 558-5600	Robert S. Wert Vice President and General Counsel eLoyalty Corporation 150 Field Drive, Suite 250 Lake Forest, Illinois 60045

CALCULATION OF REGISTRATION FEE

		Proposed
		maximum
	Amount	offering	Proposed maximum	Amount of
	to be	price per	aggregate offering	registration
Title of securities to be registered	registered	unit	price	fee

Common Stock, $0.01 par value per share	510,834 shares	$3.74 (1)	$1,911,541 (1)	$176 (2)
Preferred Stock Purchase Rights	5,108,340 rights	(3)	(3)	(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and (c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices reported for shares of Common Stock of the Registrant on The Nasdaq National Market on November 4, 2002.

(2)	Pursuant to Rule 457(p) under the Securities Act, the entire registration fee due with respect to this registration, or $176, is being paid by applying a portion of the filing fee paid in connection with the unsold securities under the Registrant’s Registration Statement on Form S-3 (Reg. No. 333-70078) filed on September 25, 2001.

(3)	The preferred stock purchase rights initially are attached to and trade with the shares of common stock registered hereby. The value attributable to such rights, if any, is reflected in the market price of the common stock.

PART II
Item 8. Exhibits.
SIGNATURES
INDEX TO EXHIBITS
Opinion of Winston & Strawn
Consent of PricewaterhouseCoopers LLP
Power of Attorney from Tench Coxe
Power of Attorney from Jay C. Hoag
Power of Attorney from John T. Kohler
Power of Attorney from Michael J. Murray
Power of Attorney from John C. Staley

REGISTRATION OF ADDITIONAL SECURITIES

                    This Form S-8 Registration Statement is filed pursuant to General Instruction E for the purpose of registering 510,834 additional shares of common stock, par value $0.01 per share (“Common Stock”), and the associated 5,108,340 additional preferred stock purchase rights (“Rights”) of eLoyalty Corporation (the “Registrant”), issuable pursuant to the eLoyalty Corporation 1999 Stock Incentive Plan (the “Plan”). The contents of the Registrant’s previously filed Form S-8 Registration Statement (File No. 333-30374), as filed with the Securities and Exchange Commission on February 14, 2000, are incorporated herein by reference to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

     The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description

4.1	Certificate of Incorporation of eLoyalty, as amended (incorporated by reference to Exhibit 3.1 to eLoyalty’s Registration Statement on Form S-1 (Registration No. 333-94293) (the “S-1”))

4.2	Certificate of Designation of Series A Junior Participating Preferred Stock of eLoyalty (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to eLoyalty’s Registration Statement on Form 8-A (File No. 0-27975) filed with the SEC on March 24, 2000 (the “8-A Amendment”))

4.3	Certificate of Amendment to eLoyalty’s Certificate of Incorporation, effective 7:59 a.m., eastern time, December 19, 2001 (incorporated by reference to Exhibit 3.3 to eLoyalty’s Annual Report on Form 10-K for the year ended December 29, 2001, File No. 0-27975)

4.4	Certificate of Amendment to eLoyalty’s Certificate of Incorporation, effective 7:58 a.m., eastern time, December 19, 2001 (incorporated by reference to Exhibit 3.4 to eLoyalty’s Annual Report on Form 10-K for the year ended December 29, 2001, File No. 0-27975)

4.5	Certificate of Increase of Series A Junior Participating Preferred Stock of eLoyalty, filed December 19, 2001 (incorporated by reference to Exhibit 3.5 to eLoyalty’s Annual Report on Form 10-K for the year ended December 29, 2001, File No. 0-27975)

4.6	Certificate of Designation of 7% Series B Convertible Preferred Stock of eLoyalty, filed December 19, 2001 (incorporated by reference to Exhibit 3.6 to eLoyalty’s Annual Report on Form 10-K for the year ended December 29, 2001, File No. 0-27975)

4.7	By-Laws of eLoyalty (incorporated by reference to Exhibit 3.2 to the S-1)

4.8	Rights Agreement, dated as of March 17, 2000, between eLoyalty and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4.1 to the 8-A Amendment)

4.9	Amendment, dated as of September 24, 2001, to the Rights Agreement between eLoyalty and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.2 to eLoyalty’s Current Report on Form 8-K dated September 24, 2001, File No. 0-27975)

Exhibit No.	Description

4.10	Certificate of Adjustment dated January 10, 2002 (incorporated by reference to Exhibit 4.3 to eLoyalty’s Annual Report on Form 10-K for the year ended December 29, 2001, File No. 0-27975)

4.11	eLoyalty Corporation 1999 Stock Incentive Plan (as Amended and Restated as of February 28, 2001) (incorporated by reference to Exhibit 10.14 to eLoyalty’s Annual Report on Form 10-K for the year ended December 30, 2000, File No. 0-27975)

5.1	Opinion of Winston & Strawn as to the legality of the securities being registered

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Winston & Strawn (included as part of Exhibit 5.1)

24.1	Power of Attorney from Tench Coxe, Director

24.2	Power of Attorney from Jay C. Hoag, Director

24.3	Power of Attorney from John T. Kohler, Director

24.4	Power of Attorney from Michael J. Murray, Director

24.5	Power of Attorney from John C. Staley, Director

SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on November 5, 2002.

eLOYALTY CORPORATION

By:	/s/ Kelly D. Conway
Kelly D. Conway President and Chief Executive Officer

                    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of November 5, 2002.

Signature	Title

/s/ Kelly D. Conway Kelly D. Conway	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Timothy J. Cunningham Timothy J. Cunningham	Vice President, Chief Financial Officer and Corporate Secretary (Principal Financial Officer and Principal Accounting Officer)

* Tench Coxe	Director

* Jay C. Hoag	Director

* John T. Kohler	Director

* Michael J. Murray	Director

* John C. Staley	Director

*By: /s/ Timothy J. Cunningham

Timothy J. Cunningham, Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Certificate of Incorporation of eLoyalty, as amended (incorporated by reference to Exhibit 3.1 to eLoyalty’s Registration Statement on Form S-1 (Registration No. 333-94293) (the “S-1”))

4.2	Certificate of Designation of Series A Junior Participating Preferred Stock of eLoyalty (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to eLoyalty’s Registration Statement on Form 8-A (File No. 0-27975) filed with the SEC on March 24, 2000 (the “8-A Amendment”))

4.3	Certificate of Amendment to eLoyalty’s Certificate of Incorporation, effective 7:59 a.m., eastern time, December 19, 2001 (incorporated by reference to Exhibit 3.3 to eLoyalty’s Annual Report on Form 10-K for the year ended December 29, 2001, File No. 0-27975)

4.4	Certificate of Amendment to eLoyalty’s Certificate of Incorporation, effective 7:58 a.m., eastern time, December 19, 2001 (incorporated by reference to Exhibit 3.4 to eLoyalty’s Annual Report on Form 10-K for the year ended December 29, 2001, File No. 0-27975)

4.5	Certificate of Increase of Series A Junior Participating Preferred Stock of eLoyalty, filed December 19, 2001 (incorporated by reference to Exhibit 3.5 to eLoyalty’s Annual Report on Form 10-K for the year ended December 29, 2001, File No. 0-27975)

4.6	Certificate of Designation of 7% Series B Convertible Preferred Stock of eLoyalty, filed December 19, 2001 (incorporated by reference to Exhibit 3.6 to eLoyalty’s Annual Report on Form 10-K for the year ended December 29, 2001, File No. 0-27975)

4.7	By-Laws of eLoyalty (incorporated by reference to Exhibit 3.2 to the S-1)

4.8	Rights Agreement, dated as of March 17, 2000, between eLoyalty and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4.1 to the 8-A Amendment)

4.9	Amendment, dated as of September 24, 2001, to the Rights Agreement between eLoyalty and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.2 to eLoyalty’s Current Report on Form 8-K dated September 24, 2001, File No. 0-27975)

4.10	Certificate of Adjustment dated January 10, 2002 (incorporated by reference to Exhibit 4.3 to eLoyalty’s Annual Report on Form 10-K for the year ended December 29, 2001, File No. 0-27975)

4.11	eLoyalty Corporation 1999 Stock Incentive Plan (as Amended and Restated as of February 28, 2001) (incorporated by reference to Exhibit 10.14 to eLoyalty’s Annual Report on Form 10-K for the year ended December 30, 2000, File No. 0-27975)

5.1	Opinion of Winston & Strawn as to the legality of the securities being registered

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Winston & Strawn (included as part of Exhibit 5.1)

Exhibit No.	Description

24.1	Power of Attorney from Tench Coxe, Director

24.2	Power of Attorney from Jay C. Hoag, Director

24.3	Power of Attorney from John T. Kohler, Director

24.4	Power of Attorney from Michael J. Murray, Director

24.5	Power of Attorney from John C. Staley, Director